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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
August 19, 2004

ABERDENE MINES LIMITED
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center Drive
Suite 700
Las Vegas, Nevada 89109
 (Address of principal executive offices and Zip Code)

(702) 873-3488
 (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 29, 2004, Aberdene Mines Limited (the "Company") entered into a Convertible Preferred Stock Purchase Agreement (the "Agreement") with Langley Park Investments PLC, a corporation organized and existing under the laws of England and Wales ("Langley") wherein the Company agreed to sell to Langley 500,000 restricted shares of the Company's Series A 0% Convertible Preferred Stock (the "Preferred Shares") in exchange for 2,753,304 ordinary shares of Langley.

The Company is in the process of amending its articles of incorporation to create 100,000,000 authorized shares of preferred stock, $0.00001 par value per share. The Company's board of directors will be authorized to divide the preferred shares into one or more series and to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the preferred shares. Upon shareholder approval of the foregoing amendment to the Company's articles of incorporation, the Company's board of directors will authorize the issuance of the aforesaid 500,000 Preferred Shares with terms and conditions as set forth in the Agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Convertible Preferred Stock Purchase Agreement dated July 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of August, 2004.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine, President and Principal Executive Officer,